UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 2, 2024
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Resources Connection, Inc. (the “Company”) re-confirms the guidance for the second quarter of fiscal 2025 (ended November 23, 2024) provided on the Company’s earnings call conducted on October 1, 2024. For the second quarter of fiscal 2025, the Company expects full quarter revenue to be in the range of $135 million to $140 million and expects gross margin to be in the range of 36% to 37%. The Company’s run rate SG&A for the second quarter of fiscal 2025 is expected to be in the range of $48 million to $50 million. The Company will provide results of its operations for the second quarter of fiscal 2025 on January 2, 2025.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 2, 2024, the Company authorized a reduction of our global management and administrative workforce intended to enhance efficiencies through reduced costs and streamlined operations. We expect the reduction in force to result in cost savings of $4 million to $5 million in the second half of fiscal 2025, or $8 million to $10 million annually on a go-forward basis.

Restructuring charges of $2.5 million to $3.0 million are expected to be recognized in the third quarter of fiscal 2025 and primarily consist of cash charges for one-time employee termination benefits. We expect the workforce reduction to be substantially completed by the end of the third quarter of fiscal 2025 and that substantially all of the charges will be recognized and paid during the third quarter of fiscal 2025.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this Form 8-K, such statements include statements regarding the Company’s estimates of cash expenditures and expected cost savings as a result of the reduction in force and other cost-reduction efforts, as well as the Company’s expectations regarding its SG&A, revenue and gross margin for fiscal 2025. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of the Company to achieve the expected benefits from the workforce reduction and other cost-saving measures, the disruption of ongoing business and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K for the year ended May 25, 2024, and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: December 6, 2024	By:	/s/ KATE W. DUCHENE
Kate W. Duchene
President and Chief Executive Officer